Exhibit 13.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C.
SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Cresud S.A.C.I.F. y A. (the “Company”) for the fiscal year ended June 30, 2024, as filed with the Securities and Exchange Commission on October 23, 2024 (as amended by Amendment No. 1 thereto, the “Report”), Matias Gaivironsky, as Chief Financial and Administrative Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

(1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Cresud S.A.C.I.F. y A.

Date: June 30, 2026	By:	/s/ Matías I. Gaivironsky
Name: Matías I. Gaivironsky
Title: Chief Financial and Administrative Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except as to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.

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